                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                                 AUGUST 23, 1999


                                 MAIL.COM, INC.
 ------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


       DELAWARE                       7310                      13-3787073
-------------------------------  ------------------------    -----------------
(State or other jurisdiction of  (Commission File Number)    (I.R.S. Employer
      incorporation)                                         Identification No.)



                             11 BROADWAY, 6TH FLOOR
                               NEW YORK, NY 10004
-------------------------------------------------------------------------------
                    (Address of principal executive offices)



Registrant's telephone number, including area code              (212) 425-4200



                                       N/A
-------------------------------------------------------------------------------
           Former Name or Former Address, if Changed Since Last Report

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS


                  On August 20, 1999, Mail.com, Inc. ("Mail.com") acquired The Allegro Group, Inc. ("Allegro") pursuant to the terms of an Agreement and Plan of Merger dated August 20, 1999 (the "Merger Agreement"), among Mail.com, AG Acquisition Corp., a wholly-owned subsidiary of Mail.com ("Acquisition Corp."), Allegro and the shareholders of Allegro. A copy of the Merger Agreement is filed herewith as Exhibit 2.1. Pursuant to the terms of the Merger Agreement, Allegro merged with and into Acquisition Corp. and became a wholly-owned subsidiary of Mail.com. Mail.com paid aggregate consideration in connection with the transaction of approximately $4.0 million in cash and 1,102,973 shares of its Class A common stock. Mail.com is also obligated to pay additional consideration (the "Contingent Consideration") upon completion of its audited financial statements for the year ended December 31, 2000 based on the achievement of certain performance standards for such year. The Contingent Consideration would consist of up to $4.0 million payable in cash and up to $16.0 million payable in shares of Mail.com Class A common stock based on the market value of such stock at the time of payment (but such market value shall be deemed to be not less than $8.00 per share). In connection with the Merger, Mail.com also granted options to Allegro employees to purchase approximately 625,000 shares of Mail.com common stock at an exercise price of $16.00 per share. These options vest quarterly over four years subject to continued employment.

         The merger consideration was determined through negotiations between the management of Mail.com and Allegro. Mail.com used its own funds to pay the cash portion of the consideration in connection with the Merger.

         On August 23, 1999, Mail.com released a press release relating to the merger, a copy of which is filed herewith as Exhibit 99.1.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Financial Statements of Businesses Acquired.

                  The financial statements are unavailable as of the date of this filing. Such information will be filed on or before the sixtieth day following the date that this Current Report on Form 8-K was required to be filed.

         (b)      Pro Forma Financial Information.

                  The pro forma financial information is unavailable as of the date of this filing. Such information will be filed on or before the sixtieth day following the date that this Current Report on Form 8-K was required to be filed.

         (c)      Exhibits.

                  2.1 Agreement and Plan of Merger dated as of August 20, 1999 among Mail.com, Inc., AG Acquisition Corp., The Allegro Group, Inc. and the Shareholders of The Allegro Group, Inc.

                  99.1 Press Release of Mail.com, Inc. released August 23, 1999, announcing completion of the acquisition.

                                    SIGNATURE
                                    ---------


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 23, 1999


                                         MAIL.COM, INC.



                                         By:  /s/ Gary Millin
                                              -----------------------
                                              Gary Millin, President

                                  EXHIBIT INDEX


         2.1 Agreement and Plan of Merger dated as of August 20, 1999 among Mail.com, Inc., AG Acquisition Corp., The Allegro Group, Inc. and the Shareholders of The Allegro Group, Inc.

         99.1 Press Release of Mail.com, Inc. released August 23, 1999, announcing completion of the acquisition.